CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” in the Prospectus and in the Statement of Additional Information, each incorporated by reference in this Post-Effective Amendment No. 6 to the Registration Statement (Form N-4), File No. 333-284296, (the “Registration Statement”) of Transamerica Life Insurance Company.

We also consent to the use of our report dated April 10, 2025, with respect to the statutory-basis financial statements and supplementary information of Transamerica Life Insurance Company for the year ended December 31, 2024, incorporated by reference in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

August 18, 2025

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 of Transamerica Life Insurance Company (No. 333-284296) (the “Registration Statement”) of our report dated April 11, 2024 relating to the statutory basis financial statements of Transamerica Life Insurance Company.

/s/ PricewaterhouseCoopers LLP

Chicago, IL

August 18, 2025